UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2010
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407, 2nd St. SW Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on January 20, 2010, American Exploration Corporation, a Nevada corporation (the “Company”), received notice from Avere Energy, Inc., a Canadian corporation (“Avere Energy”) that Avere is terminating that certain letter of intent (the “Letter of Intent”), which was previously entered into between the Company and Avere Energy on January 15, 2010, and as amended on March 1, 2010, regarding the Mississippi project area as described below.

Previously effective September 17, 2009, the Board of Directors of the Company authorized the execution of a letter agreement (the “Letter Agreement”) with Mainland Resources Inc., a Nevada corporation (“Mainland Resources”) to jointly develop contiguous acreage located in Mississippi . In accordance with the terms and provisions of the Letter Agreement: (i) the Company had agreed to commit approximately 5,000 net acres and Mainland Resources had agreed to commit approximately 8,225 net acres to the project area; (ii) Mainland Resources would have been the operator of the Mississippi Project in accordance with a joint operating agreement (the “Mainland-Guggenheim-American Joint Operating Agreement, which was signed on October 12, 2009”); (iii) Mainland Resources had agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total pooled mineral leases; and (iv) the Company had agreed to to pay 20% of the initital well drilling and completion costs to earn a 49% working interest in the well and the total pooled mineral leases. Simultaneously with execution of the Letter of Intent, Avere Energy paid to the Company a $75,000 non-refundable deposit, which was used by the Company in its sole discretion

The execution of a definitive farm-in agreement and closing of the transactions contemplated thereunder were anticipated to close on March 28, 2010, which closing was subject to the following conditions: (i) execution of a definitive farm-in agreement; (ii) completion of a financing by Avere Energy to raise sufficient funds as described above for the farm-in; and (iii) receipt of the approval of the shareholders of Avere Energy and of the TSX Venture Exchange to the farm-in.

Avere Energy was unable to raise the required funds and obtain the approval of the TSX Venture Exchange to the definitive farm-in agreement. Therefore, in acccordance with the notice of termination from Avere Energy to the Company, Avere Energy and the Company shall not enter into a definitive farm-in agreement.

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events.

On April 20, 2010, the Company issued a press release announcing the notice of termination received from Avere Energy.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with Mainland Resources Inc. (“Mainland”) announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of the Company. The Registration Statement will incorporate a joint proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that the Company and Mainland plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, Mainland, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by the Company and Mainland, through the web site maintained by the SEC at www.sec.gov.  The Company’s security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company.

Each of the Company and Mainland, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1  Press Release dated April 20, 2010 of American Exploration Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION
DATE: April 22, 2010	/s/ STEVEN HARDING ___________________________________ Name: Steven Harding Title: President/Chief Executive Officer
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